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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported): May 2, 2001


                         PRIVATE CAPITAL INVESTORS, INC.
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




            FLORIDA                   000-31691                 65-1036706
            -------                   ---------                 ----------
 (State or Other Jurisdiction  (Commission File Number)       (IRS Employer
       of Incorporation)                                  Identification Number)


         511 NE 94TH STREET, MIAMI SHORES, FLORIDA                   33138
         -----------------------------------------                -----------
         (Address of principal executive offices)                 (Zip Code)


         Registrant's telephone number, including area code: 305-758-3738

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ITEM 5. OTHER EVENTS.

         On May 2, 2001, Private Capital Investors, Inc. (the "Company") and Zim Technologies International, Inc. ("ZTI") entered into a letter of intent regarding the Company's proposed acquisition of ZTI.

         ZTI is a privately held developer of leading edge mobile applications based in Ottawa, Ontario.

         The parties intend to structure the acquisition as a share exchange, in which each outstanding share in ZTI will be exchanged for one share of the common stock of the Company. The letter of intent provides that the shareholders of ZTI will receive approximately 96% of the shares in the Company outstanding after the completion of the acquisition. The current shareholders of the Company will retain the remaining 4%. Additionally, all of ZTI's outstanding stock options will be exchanged for options to purchase shares of the common stock of the Company.

         The parties anticipate the proposed acquisition and related transactions will involve the following principal steps:

         - The Company will effect a stock split of approximately 1.535 to 1 to increase the Company's outstanding common stock from 1,000,000 shares to 1,535,455 shares.

         - The Company will change its name to one selected by ZTI. The Company will use its best efforts to complete the name change as soon as possible, but in no event later than the closing of the acquisition of ZTI.

         - Global Intermatch Corp., one of the Company's principal shareholders, will distribute 89,000 of its shares of common stock of the Company to its shareholders. The Company will register the distribution of the shares by Global under the Securities Act of 1933, as amended (the "Securities Act").

         - Prior to the consummation of the acquisition, the Company will file articles of continuance under the Canadian Business Corporation Act (the "CBCA"). The Company will register the continuance under the Securities Act.

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         - After the continuance of the Company under the CBCA, the Company will acquire all of the outstanding shares of ZTI in a share exchange pursuant to an offer to acquire all shares of ZTI (a "takeover bid" under the CBCA). The
Company will register the issuance of its shares of common stock to the ZTI shareholders under the Securities Act.

         - After a sufficient number of shares of common stock of the Company are resold in the public market, the Company will seek to have its outstanding shares listed on AMEX.

         The parties expect that the acquisition agreement will contain customary terms and conditions, including representations and warranties, registration rights, resale restrictions and conditions to closing.

         The letter of intent provides that until June 2, 2001, neither ZTI nor the Company will enter into any agreement for, or consummate, any merger, consolidation, amalgamation, share exchange or similar transaction; sell all or substantially all of their assets; or issue shares to one or more third parties in a transaction which could result in a change of control of the Company or ZTI, as applicable. Additionally, none of ZTI and the officers and directors of ZTI, on the one hand, and the Company and the officers and directors of the Company, on the other hand, shall enter into negotiations, solicit, encourage or respond to offers for any such transaction, except for the negotiations related to the consummation of the transactions contemplated by the letter of intent.

         In the event that the parties do not execute a definitive acquisition agreement by June 2, 2001, the letter of intent will terminate.

         A copy of the letter of intent between the Company and ZTI is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company concerning this transaction is filed as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

                  Exhibit 99.1 Letter dated May 2, 2001 by and between the Company and ZTI

                  Exhibit 99.2  Press Release of the Company dated May 17,
                                2001

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2001
                                             PRIVATE CAPITAL INVESTORS, INC.


                                             By:/s/ STUART D. COOPER
                                                ------------------------------
                                                  Stuart D. Cooper, President





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